As filed with the Securities and Exchange Commission on April 24, 2017

Registration No: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YI XI XIN, INC.
(Exact name of registrant as specified in its charter)

Nevada		81-4874507
(State of other jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation)	Classification Code Number)	Identification No.)

Ping Zhou
Chief Executive Officer
28 Xibahe Xili,Building B-30A,

Chaoyang, Beijing, China 100028

Tel: +86-10-6553-1719

Fax: +86-10-6553-1719
E-mail: yixixinusa@outlook.com
Web Site: www.yxx918.com
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

InCorp Services, Inc.
3773 Howard Hughes Parkway, Suite 500S
Las Vegas, NV 89169
Tel: (702) 866-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Matheau J. W. Stout, Esq.

400 E. Pratt Street, 8th Floor
Baltimore, Maryland 21202

(410) 429-7076 Tel
(888) 907-1740 Fax

mstout@otclawyers.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to	Proposed Maximum Offering	Proposed Maximum	Amount of
Securities to be Registered	be Registered (2)	Price Per Share (1)	Aggregate Offering Price	Registration Fee
Common Stock	1,000,000	$2	$2,000,000	$231.80
Total	1,000,000	$2	$2,000,000	$231.80

(1) There is no current market for the securities; the price at which the shares are being offered has been arbitrarily determined by us; this price is used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2) Includes 1,000,000 shares of common stock offered directly by the Company.

(3)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED _____ __, 2017

PRELIMINARY PROSPECTUS

YI XI XIN, INC.

1,000,000 SHARES OF COMMON STOCK AT $2.00 PER SHARE

This Prospectus relates to the offering by YI XI XIN, INC. ("YXX," "we," "our," the "Company" or the "Registrant") of a) a total of 1,000,000 shares (the "Shares") of our common stock on a "self-underwritten" basis at a fixed price of $2.00 per share. The Company is offering our shares at a fixed price of $2.00 for the duration of the offering. There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 180 day period or extend the offering for up to 180 days following the expiration of the 180 day offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 1,000,000 shares is a “best efforts” offering, which means that our Officers and Directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $2.00 per share for the duration of the offering. The shares will be sold at the fixed price until the common stock becomes quoted on the OTC Bulletin Board, OTCQX, OTCQB or listed on a securities exchange. There is no minimum number of shares required to be sold to close the offering, therefore the net proceeds may range between $0 and $2,000,000.00. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all of the expenses incurred in connection with the registration of these shares.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our Officers and Directors will be solely responsible for selling shares under this offering for the Company and no commission will be paid on any sales.

There is no minimum offering of the YXX shares.

We are a development stage company focusing on early-stage business activities.

This fact may impose some limitations on our shareholders' ability to re-sell their shares in our company. Accordingly, investors should consider our shares to be a high-risk illiquid investment (see "Risk Factors" section).

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment. There is currently no public trading market for the securities.

Management will have sole control over company's accounts. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process (see "Use of Proceeds" and "Plan of Distribution" sections)

This is our initial public offering. Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. After the effective date of the registration statement, we intend to list our common stock on the Over-The-Counter Bulletin Board (OTCBB), which is maintained by the Financial Industry Regulatory Authority, Inc. (FINRA).

This Offering of shares will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed.

Our President will market our common stock and offer / sell the securities on our behalf. This is the best effort direct participation offering that will not utilize broker-dealer arrangement. No Officer or Director will receive any compensation for herrole in selling shares in the offering.

Our Officers and Directors have not acted as promoters nor do they have a controlling interest in any companies (either viable or dormant).

The Company is considered an "emerging growth company" as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

Before purchasing any of the common stock covered by this Prospectus, carefully read and consider the risk factors included in the section entitled "RISK FACTORS".

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus. We have not authorized any person to provide you with any information about this offering, YI XI XIN, INC., or the shares offered hereby that is different from the information included in this Prospectus.

THE DATE OF THIS PROSPECTUS IS _______________, 2017.

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

PART I

SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors," and our financial statements and their accompanying notes.

In this Prospectus, "YXX," "we," "our," the "Company" or the "Registrant" refer to YI XI XIN, INC., unless the context otherwise requires. Unless otherwise indicated, the term "fiscal year" refers to our fiscal year ending December 31. Unless otherwise indicated, the term "common stock" refers to shares of the Company's common stock, par value $0.001 per share.

THE COMPANY

YI XI XIN, INC. was incorporated in the State of Nevada on November 22, 2016. Our address for service of process is 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169, and our corporate offices are located at 28 Xibahe Xili, Building B-30A, Chaoyang, Beijing, China 100028.

We are a development stage company with operations and assets consistent with our age, with a focus on early-stage business activities such as proof of concept development, and promoting our new technology. Since incorporation, management has developed a detailed business plan and capitalized the Company with a cash infusion of $20,000.00.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

EXECUTIVE SUMMARY

Plan of Operations

The Company’s president and sole stockholder owns 4 invention and 12 utility model patents related to the Intelligent environmental protection laundry station which is a true sense of intelligent water-saving laundry equipment system, with pollution-free, intelligent ecological cycle characteristics, with large capacity refrigeration unit, noise reduction, fire, separated Heat treatment, hydraulic support dynamic balance shock device, the laundry liquid, laundry additives distillation, purification, filtration, decomposition, ecological recycling and re-use.

Our technology can be completed in 80 minutes to wash, eliminate, iron, the entire laundry process, subvert 30 years of traditional laundry mode, improve the environment, reduce emissions and pollution. The Company is planning to make investment building the multi-function mobile washing machine in China near living communities, schools, hotels, and major airports. The Company is planning to establish strategic cooperative relations, use a variety of promotional activities to attract customer resources concessions, so as to generate profit for eco-laundry workstations.

Capital is the first driving force of economic activities, sustained driving force. In the process of development, in order to quickly capture the market to expand the scale of production and operation, we must invest a lot of money; the second to help the new and continuous technological innovation, improve the transformation of scientific and technological achievements, must have sufficient financial support, can effectively improve the enterprise of the market competitiveness, enhance the source of enterprise development, grasp the initiative and survival of enterprises initiative. The Company is planning to raise capital to fund the operation and growth of business.

Technologies and Patents

The Company’s president owns a patent in for the Intelligent multi-function mobile washing machine. The Patent License Agreement attached to the Registration Statement as Exhibit 10.2 herein provides the Company with the right to market Chinese Patent No. Zl20152051857.2 (the “Licensed Patent”) for a period of Five (5) Years beginning on January 1, 2017.

The Licensed Patent is comprised of a vehicle body and an overhead air conditioner, wherein the vehicle body comprises a cabinet, a toilet, a folding table, a folding ironing board and a window, the cabinet A power generating unit is composed of a fuel tank, a generator and a battery; the toilet is arranged on the right side of the cabinet; a fire safety door is arranged on the right side of the front part; the folding table and the folding And the upper side of the collapsible table is provided with a window; the intermediate compartment is provided between the vehicle head and the rear end; And the overhead air conditioner is arranged on the top of the vehicle body; the intelligent multi-purpose mobile washing machine has the characteristics of anhydrous laundry, laundry ironing, sterilization of children's clothing bedding, and repairing the clothes And the maintenance of clothing function, it is worth promoting.

Market

We will target the market in China. Enterprise B-side users plus personal C-side user laundry market outlook for the 5500 ~ 600 billion / year, our market is mainly second-tier cities in China, the target users about 96.75 million people, the annual laundry consumption of 74.7 billion.

Sales Plan

The project marketing team will actively explore the channels, and living communities, schools, hotels, and major airports to establish strategic cooperative relations, the use of a variety of promotional activities to attract customer resources concessions, so as to generate profit for eco-laundry workstations. At the same time for the living community, schools, hotels, restaurants and major airports advertising and other promotional, training a large number of potential consumers, to create more economic benefits.

Upstream cooperation channels, the company has to do business with the gene, the service of the world's top 500 enterprises nearly 1,000, with a large number of strong customer resources, to carry out the project to provide the basis of B-side customer support; laundry business and garment business to achieve resource exchange, Create more derivative value.

Locations & Facilities

The Company receives free office space on a month to month basis from a related entity, Yi Xi Xin (Beijing) Technologies Co., Ltd. (“YXX Beijing”), a Chinese company beneficially owned and controlled by our sole shareholder and director.

Use of Funds

The biggest ongoing expenses for YXX will be professional fees, consulting fees and general administrative expenses. Future general administrative expenses include office lease, payroll, telecommunications & internet, and office equipment.

Sources of Funds

YXX is self-funded. The sole officer and director of the Company invested a total of $20,000 in cash to fund the Company in November 2016.

Our financial statements from inception (November 22, 2016) through January 31, 2017 report revenue of $0, net loss of Twenty Thousand Dollars ($20,000), and total assets of $0 (which does not include the Patent License Agreement) including cash balance of $0. Funds to pay administrative expenses so far were generated from the sale of 25,000,000 shares of restricted common stock to our sole Officer and Director. Twenty Thousand Dollars ($20,000) was received from our founder. The unpaid balance of $5,000 was recorded as subscription receivable in stockholder’s equity.

We do not have sufficient cash on hand to meet our anticipated operational needs for at least a year. We currently do not have any written agreements in place for any investments or loans from third parties. We seek to raise capital to expand our operations.

THE OFFERING

We are offering, on a self-underwritten basis, a total of 1,000,000 shares of the common stock of our Company at a price of $2.00 per share. This is a fixed price Offering. This Offering of shares will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

There is no minimum offering of the YXX shares; investors will not receive a return of their investment if all shares are not sold.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only; no market for our common stock currently exists. Please refer to "RISK FACTORS" and "DILUTION" sections before making an investment in our stock.

Securities Being Offered	1,000,000 shares of common stock
____________________ shares of common stock offered by the Selling Shareholders

Offering Price	$2.00 per share

Offering Period	The shares are being offered for a period not to exceed 180 days from the effective date of this Prospectus

Number of Common Stock Issued and Outstanding Before Offering	25,000,000, held by our Officers and Directors, including ____________________ shares held by the Selling Shareholders

Number of Common Stock to be Issued and Outstanding After Offering	26,000,000 shares

Net Proceeds to Our Company	$2,000,000

Use of Proceeds	The principal purposes of our initial public offering are to create a public market for our common stock and thereby enable future access to the public equity markets by us and our employees, obtain additional capital, and facilitate an orderly distribution of shares for the selling stockholders. We intend to use the net proceeds to us from our initial public offering for working capital and other general corporate purposes; however we do not have any specific uses of the net proceeds planned.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" section.

Our Officers and Directors do not intend to purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of the Company's financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BALANCE SHEETS

January 31, 2017
Cash	$0
Total current assets	$0
Current liabilities	$0
Total stockholder's equity	$0

STATEMENTS OF OPERATIONS

For the Period from inception, November 22, 2016 through January 31, 2017
Revenue	$0
Total operating expenses	$20,000
Net loss	$(20,000)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the risks disclosed below occur, our business operating results and financial condition could be seriously harmed.

RISKS RELATED TO OUR BUSINESS

AS A DEVELOPMENT STAGE COMPANY, AN INVESTMENT IN OUR COMPANY IS CONSIDERED A HIGH RISK INVESTMENT WHEREBY YOU COULD LOSE YOUR ENTIRE INVESTMENT

We will incur significant expenses in order to implement our business plan, including estimated $30,000 in federal securities law compliance costs for the 12-month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in the development stage, many of which are beyond our control (such as unanticipated developmental expenses, employment costs, advertising and marketing expenses). We cannot assure you that our proposed business plan as described in this Prospectus will materialize or prove successful.

OUR BUSINESS OPERATIONS ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING.

As of January 31, 2017, we have $0 in cash on hand. We will require the proceeds from this Offering in order to operate for at least one year. We intend to use the proceeds from this Offering to expand our operations. It will enable us (after paying the expenses of this Offering) cover all related licensing fees and the SEC compliance and filing expenses including legal fees.

We may need additional funds in the future to further our business activities and to achieve a sustainable sales level where ongoing operations and expansion can be funded out of profits. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

BUSINESS EVALUATION IS DIFFICULT SINCE WE HAVE NOT YET COMMENCED SIGNIFICANT BUSINESS ACTIVITIES

We were incorporated on November 22, 2016 and to date have been involved primarily in organizational activities. To date we have entered into a Patent License Agreement with our founder, effective January 1, 2017. The Patent License Agreement attached to the Registration Statement as Exhibit 10.2 herein provides the Company with the right to market Chinese Patent No. Zl20152051857.2 (the “Licensed Patent”) for a period of Five (5) Years beginning on January 1, 2017. We require additional funds in order to implement our marketing and sales plan to capitalize on the Licensed Patent.

We generated revenue of $0 and incurred total losses of Twenty Thousand Dollars ($20,000) from inception to January 31, 2017.

OTHER THAN OUR LICENSED PATENT, OUR INTELLECTUAL PROPERTY IS NOT CURRENTLY PROTECTED BY TRADE MARKS, PATENTS OR COPYRIGHTS

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

The Patent License Agreement attached to the Registration Statement as Exhibit 10.2 herein provides the Company with the right to market Chinese Patent No. Zl20152051857.2 (the “Licensed Patent”) for a period of Five (5) Years beginning on January 1, 2017. However, we have not filed for trade mark, other patent, or copyright protection of our own. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us. Any future trademark and patent applications may not be approved.

In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights.

Although we have taken measures to protect our proprietary rights, including the use of incryption, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. Any of these events could have an adverse effect on our business and financial results.

We are not currently, but in the future, could become a party to patent lawsuits and other intellectual property rights claims that are expensive and time consuming, and, if resolved adversely, could have a significant impact on our business, financial condition, or results of operations.

Companies in the internet, technology, and media industries own large numbers of patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. We presently are not involved in any such lawsuits, but in the future, as we face increasing competition and gain an increasingly high profile, including in connection with our initial public offering, it is possible that patent and other intellectual property claims against could arise. In addition, from time to time we may introduce new products, including in areas where we currently do not compete, which could increase our exposure to patent and other intellectual property claims from competitors and non-practicing entities.

Although the results of litigation and claims cannot be predicted with certainty, we do not believe that the final outcome of intellectual property claims will have a material adverse effect on our business, financial condition, or results of operations.

However, defending patent and other intellectual property claims is costly and can impose a significant burden on management and employees, we may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained in all cases. We may decide to settle such lawsuits and disputes on terms that are unfavorable to us. Similarly, if any litigation to which we are a party is resolved adversely, we may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require us to cease some or all of our operations or pay substantial amounts to the other party. In addition, we may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase our operating costs and expenses. As a result, we may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible. Our business, financial condition, or results of operations could be adversely affected as a result.

You cannot evaluate our business or our future prospects due to our lack of operating history. To-date, we have been involved in limited business activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence full business operations.

Furthermore, we anticipate that we will incur increased operating expenses without realizing any significant revenue. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate sufficient revenues from selling color panels, we will not be able to continue operations.

IF OUR PRESIDENT LEAVES THE COMPANY PRIOR TO SECURING REPLACEMENTS, WE WILL BE LEFT WITHOUT MANAGEMENT AND OUR BUSINESS OPERATIONS WOULD CEASE

We depend on the services of our President, Ping Zhou, and our success depends on the decisions made by our President. The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our President will not leave the company or compete against us in the future, as we presently have no employment agreement with her. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Our President could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

ALTHOUGH OUR PRESIDENT IS NOT CURRENTLY RECEIVING COMPENSATION FOR HER SERVICES, SHE MAY DECIDE TO PAY HERSELF, WHICH WILL ADVERSELY IMPACT ANY POTENTIAL NET PROFIT THAT WE MAY GENERATE

We are not currently compensating our President for providing management services to us. In the future we might pay our President compensation if the cash flow generated from operations significantly exceeds our total expenses. Our President, has the power to set her own compensation as he sees fit. If she determines to compensate herself, it could have an adverse effect on our net profit, if any.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR OFFICERS AND DIRECTORS COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS

Our Officers and Directors, have had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, our Officers and Directors may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES.

Our executive Officers do not reside in the United States. The U.S. stockholders would face difficulty in:

*	effecting service of process within the United States on our Officers;
*	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Officers;
*	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our Officers; and
*	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our Officers.

WE ARE AN "EMERGING GROWTH COMPANY" AND INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES; AS A RESULT, OUR COMMON STOCK MAY BE LESS ATTRACTIVE TO INVESTORS

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012. We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer considered an emerging growth company, which in certain circumstances could be up to five years. There may be a less active trading market for our common stock and our stock price may be more volatile.

As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;
2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
3.	Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
4.	Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and
5.	The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

RISKS RELATING TO OUR COMMON STOCK

BECAUSE OUR OFFICERS AND DIRECTORS, WHO ARE ALSO OUR SOLE PROMOTERS, WILL OWN 96% OF THE OUTSTANDING SHARES AFTER THIS OFFERING, THEY WILL RETAIN SIGNIFICANT CONTROL OF THE COMPANY, WHICH IN TURN COULD DECREASE THE PRICE AND MARKETABILITY OF THE SHARES

After all 1,000,000 shares of common stock of this Offering are sold Our President will own 25,000,000 or 96 % of total outstanding shares and will retain significant control. As a result, Our President will have an ability to influence the Company as follows:

*	elect or defeat the election of our Directors;
*	amend or prevent amendment of our articles of incorporation or bylaws;
*	effect or prevent a merger, sale of assets or other corporate transaction; and
*	affect the outcome of any other matter submitted to the stockholders for vote

Moreover, our sole Officer and Director owns 25,000,000 shares, and because of the significant ownership position held by our insiders, new investors may not be able to effect a change in the Company's business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by our Officers and Directors or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company; this could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

WE ARE SELLING SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ALL OF THE SHARES; WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS

This offering is self-underwritten, that is, we are not engaging the services of an underwriter to sell the shares. We intend to sell them through our Officers and Directors, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any/all of the shares. In the event we do not sell all of the shares before the expiration date of the Offering, we will have to seek alternative financing sources. There is no provision to refund all or portion of the funds to our existing shareholders raised by selling company shares.

SHARES SOLD BY THE SELLING SHAREHOLDERS MAY LIMIT THE AMOUNT OF PROCEEDS RAISED IN THE PRIMARY OFFERING

As the Company is only selling 1,000,000 of the _______________________________________ shares being registered in this offering, this may result in competition between the Company and the Selling Shareholders who may offer to the same investor groups. As such, it may limit the amount the Company is able to raise in the primary offering.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Our existing Affiliate stockholders acquired their shares at a cost of $0.001 per share, , a cost per share that is substantially less than the amount you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $2.00 you pay for them (see the Dilution table).

THE PROCEEDS OF OUR OFFERING WILL BE HELD IN A STANDARD CORPORATE CHECKING ACCOUNT (RATHER THAN AN ESCROW ACCOUNT) UNTIL THE OFFERING CLOSES, IT IS POSSIBLE THAT CREDITORS OF THE COMPANY COULD ATTACH THESE FUNDS

Our management will have sole control over the withdrawal of funds. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this Prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the acceptance criteria. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, if quoted, a public market may not materialize.

RISK OF LOSING INVESTMENT

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

PURCHASING PENNY STOCK LIMITS INVESTOR'S ABILITY TO RE-SELL

The shares offered by this Prospectus constitute "penny stock" under the Exchange Act. The shares will remain "penny stock" for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FINRA SALES REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, RESTRICTING THE STATES WHERE YOU CAN RESELL THE SHARES OFFERED BY THIS PROSPECTUS

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of her investment.

IF QUOTED, THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE; YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE ACQUISITION PRICE

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

* variations in quarterly operating results;

* our announcements of significant progress and achievement of milestones;

* our relationships with other companies or capital commitments;

* additions or departures of key personnel;

* sales of common stock or termination of stock transfer restrictions;

* changes in financial estimates by securities analysts, if any; and

* fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

SINCE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON SHARES, STOCKHOLDERS SHOULD RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT

We have not declared or paid any dividends on our common stock since inception; we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

ADDITIONAL ISSUANCES OF OUR SECURITIES MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS

We plan to raise additional capital in order to expand our business. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 75,000,000 shares of common stock, of which 25,000,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority over issuing additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 404 of the SOX Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the SOX Act Section 404. As such standards are modified, supplemented or amended; it may be difficult to ensure effective internal controls over financial reporting. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY COMPANY; YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on November 22, 2016 and has only a limited operating history and the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operation" section, and the section entitled "Description of Our Business", as well as those discussed elsewhere in this Prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements are relevant as of the date of this Prospectus. We believe that the expectations reflected in the forward-looking statements are reasonable; however, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

The principal purposes of our initial public offering are to create a public market for our common stock and thereby enable future access to the public equity markets by us and our employees, obtain additional capital, and facilitate an orderly distribution of shares for the selling stockholders. We intend to use the net proceeds to us from our initial public offering for working capital and other general corporate purposes; however, we do not have any specific uses of the net proceeds planned.

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $2.00. There is no assurance that we will raise the full $2,000,000 as anticipated. The Company current has $0 cash on hand and will not be able to pay meet all anticipated expenses for at least twelve months without the funds raised in this Offering.

DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Upon the effectiveness of the registration statement of which this Prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

a.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
b.	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;
c.	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
d.	contains a toll-free telephone number for inquiries on disciplinary actions;
e.	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
f.	contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a)	bid and offer quotations for the penny stock;
(b)	the compensation of the broker-dealer and its salesperson in the transaction;
(c)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
(d)	a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS

We had 1 holder of record of our common stock as of April 5, 2017.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

PENNY STOCK REGULATION

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of Directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

In this offering, the level of dilution is increased as a result of the relatively low book value of YXX's presently issued and outstanding stock. This is due to the shares of common stock issued to the Company's officers and directors totaling 25,000,000 shares at $0.001 per share for $20,000.00 cash (and $5,000 recorded as a subscription payable), versus the current offering price of $2.00 per share.

The Company's net tangible book value on January 31, 2017 was $0 or approximately $0 per share, based upon 25,000,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $2,000,000, the net tangible book value of the 26,000,000 shares to be outstanding will be $2,000,000 or approximately $0.08 per share.

DILUTION TABLE

The price of the current offering is fixed at $2.00 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company's inception on November 22, 2016.

Our Officers and Directors invested $20,000 in November 2016, paying $0.001 per share for 25,000,000 common shares, with $5,000 being recorded as a subscription receivable.

Assuming completion of the offering, there will be up to 26,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders' equity of $0 as of January 31, 2017.

Percentage of funding	100%	75%	50%	25%
Offering price	$2.00	$2.00	$2.00	$2.00
Shares after offering	26,000,000	25,750,000	25,500,000	25,250,000
Amount of net new funding	$2,000,000	$1,500,000	$1,000,000	$500,000
Proceeds net of est. offering costs	$1,977,987	$1,477,987	$977,987	$477,987
Book value before offering (per share)	$0	0	0	0
Book value after offering (per share)	$1,977,987	1,477,987	977,987	477,987
Increase per share	$0.08	0.06	0.04	0.02
Dilution to investors	$1.92	1.94	1.96	1.98
Dilution as percentage	96%	97%	98%	99%

The following table summarizes the number and percentage of shares purchased, the amount of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

	Price per Share	Shares Held	Total Number of Ownership	Amount of Consideration Paid
Affiliate Stockholders	$0.001	25,000,000	25,000,000	$20,000

Investors in This Offering	$2.00	1,000,000	1,000,000	$2,000,000

Our Officers and Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our Officers and Directors satisfy the requirements of Rule 3a4-1, because they:

(a) are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

(b) will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities neither he will be compensated in any other forms with the proceeds of this offering; and

(c) are not, nor will they be at the time of his participation in the offering, an associated person of a broker-dealer; and

(d) meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) each is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will not utilize the internet to advertise our offering. Our Officers and Directors will distribute the Prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Our Officers and Directors do not intend to purchase any shares in this offering.

SECTION 15(G) OF THE EXCHANGE ACT

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

TERMS OF THE OFFERING

This Prospectus Offering consists of a) a total of 1,000,000 shares (the "Shares") of our common stock on a "self-underwritten" basis at a fixed price of $2.00 per share. The Company is offering our shares at a fixed price of $2.00 for the duration of the offering. There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 180 day period or extend the offering for up to 180 days following the expiration of the 180 day offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 1,000,000 shares is a “best efforts” offering, which means that our Officers and Directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $2.00 per share for the duration of the offering. The shares will be sold at the fixed price until the common stock becomes quoted on the OTC Bulletin Board, OTCQX, OTCQB or listed on a securities exchange. There is no minimum number of shares required to be sold to close the offering, therefore the net proceeds may range between $0 and $2,000,000. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all of the expenses incurred in connection with the registration of these shares.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our Officers and Directors will be solely responsible for selling shares under this offering for the Company and no commission will be paid on any sales. The Selling Shareholders will be responsible for selling their own shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock with a par value of $0.001 per share.

COMMON STOCK

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our Directors. After this offering is completed, assuming the sale of all of the shares of common stock, our present stockholders (all of whom are Officers and Directors) will own approximately 96% of our outstanding shares and our President, Ping Zhou will still own approximately 96% , even if all 1,000,000 shares being offered by the Company are sold.

Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock at this time.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

SHARES ELIGIBLE FOR FUTURE RESALE

GENERAL

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of April 5, 2017, we will have outstanding an aggregate of 26,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this Prospectus forms a part, the 1,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 25,000,000 restricted shares of common stock to be outstanding are owned by our Officers and Directors, known as our "affiliate," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or Regulation S under the Securities Act, if available, or otherwise.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000 directly or indirectly, in the Company or any of its parents or subsidiaries nor was any such person connected with YI XI XIN, INC. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

EXPERTS

Anton & Chia, LLP, our independent registered public accounting firm, has audited our financial statements included in this Prospectus and registration statement to the extent and for the periods set forth in their audit report.

LEGAL MATTERS

RULE 144 SHARES

Currently, none of our securities may be resold pursuant to Rule 144.

The securities sold in this offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this Prospectus, but without an offering of securities.

Matheau J. W. Stout, Esq. has opined on the validity of the shares of common stock being offered hereby.

Instruction 1 to Item 509 of Regulation S-K requires disclosing whether the interest of any expert or counsel named in the Prospectus exceeds $50,000. The interest of any expert or counsel named in the Prospectus does not exceed $50,000 according to Instruction 1 Item 509 of Regulation S-K.

DESCRIPTION OF OUR BUSINESS

OVERVIEW

We were incorporated on November 22, 2016 in the State of Nevada. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.

EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.	on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;
2.	on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;
3.	on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or
4.	the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

1.	it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;
2.	It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and
3.	It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;
2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
3.	Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
4.	Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and
5.	The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

BUSINESS OF ISSUER

We have $0 cash on hand and will not be able to meet our anticipated operational needs for at least a year without raising funds in this Offering. We currently do not have any written agreements in place for any investments or loans from third parties. We seek to raise capital to expand our operations.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe that our Officers and Directors’ industry experience and connections will enable us to develop the various aspects of the business.

We believe there are no constraints on the sources or availability of products, materials and supplies related to our business.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

As a development stage company, we currently have 0 clients.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

There are no known circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. Out web domain and IP address as well as company information will be protected by our domain host.

We are currently exploring the possibility of filing applicable patents, copyrights for our technology and business processes and a trade mark for our brand name.

GOVERNMENTAL AND INDUSTRY REGULATIONS

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the normal business operations.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not yet spent any money on R&D.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

FACILITIES

Locations & Facilities

The Company receives free office space on a month to month basis from a related entity, Yi Xi Xin (Beijing) Technologies Co. Ltd. (“YXX Beijing”), a Chinese company beneficially owned and controlled by our sole Officer and Director.

EMPLOYEES

We have commenced only limited operations, and currently have no employees - our sole Officer and Director, devotes part time to our operations.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this Prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website, www.yxx918.com.

DESCRIPTION OF PROPERTY

Equipment & Tools

We do not have any equipment and tools as of now.

We are currently operating out of the premises leased by YXX Beijing, on a month-to-month, rent-free basis during our development stage. We consider our current principal office space arrangement adequate.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, Officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party, or has a material interest adverse to our interest. Our address for service of process in Nevada is 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169.

MANAGEMENT

Data concerning company executives as of the date of this Prospectus:

Name	Age	Position
Ping Zhou	54	President, Chief Executive Officer and Director

The persons named above have held their offices/positions since the inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive Officers:

PING ZHOU, Chief Executive Officer and Director

Ping Zhou, studied in France for 2 years after graduating from Beijing Normal University in 1991. She received her Doctor's degree from California Business Management Institute in 2008 and become a Golden Coach after graduating from US Enterprise Coach College in 2010. She was the founder and General Manager of Beijing Valintino Clothing Company from 1993 to 2005. After that, she became the General Manager of Beijing Chito Zishan Clothing Co., Ltd. form 2005 until present. Meanwhile, she is also the General Manager of Yi Xi Xin (Beijing) Technology Development Co., Ltd from 2007. Over the years, Ms. Zhou has researched and developed many high technical products in which 16 products have been licensed patents. All patent products have been listed in the catalog of public procurement and have been well received from governors.

During the past ten years, Our President, has not been the subject of any the following events:

1.	Any bankruptcy petition filed by or against any business of which either were a general partner or executive Officer either at the time of the bankruptcy or within two years prior to that time.
2. .	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.	An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting either Our President or other Officers or Directors involvement in any type of business, securities or banking activities.
4.	Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of Directors from time to time. Each Director serves a term expiring at the next annual shareholders meeting and until his successor is elected and qualified, or until his resignation, removal from office, or death.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of Directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent Directors, such functions that would have been performed by such committees are performed by our Officers and Directors. Thus, there is an inherent conflict of interest.

DIRECTOR INDEPENDENCE

As of the date of this Registration Statement filed on Form S-1, we have no independent Directors.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the executive Officers described earlier.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No Director, person nominated to become a Director, Executive Officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive Officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

Since our incorporation on November 22, 2016, we have not compensated and have no arrangements to compensate our Officers and Directors for their services. However, we anticipate that our Officers and Directors will receive compensation from the Company once cash flow that we generate from operations significantly exceeds our total expenses. We have not granted any stock options to anyone; there are no stock option, retirement, pension, or profit sharing plans for the benefit of our Officers and Directors; we have not entered into any employment or consulting agreements with our Officers and Directors. However, as majority shareholder of the Company, Our President effectively has the power to set her own compensation.

The following table sets forth the compensation paid by us for the period from inception until January 31, 2017 and subsequent thereto, for our Officers and Directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation addresses all compensation awarded to, earned by, or paid to our named executive Officers.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
Name and						Incentive	Deferred
Principal				Stock	Option	Plan	Compensation	All Other
Position	Year	Salary($)	Bonus($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Totals($)

Ping Zhou	2017	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President,	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chief Executive Officer and Director

OUTSTANDING EQUITY AWARDS AT JANUARY 31, 2017

We do not currently have a stock option plan or any other long-term incentive plans that intend to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our Executive Officers since inception; accordingly, none were outstanding at January 31, 2017.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment or other contracts or arrangements with our Executive Officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers or Directors that would result from the resignation, retirement or any other termination of such person. There are no arrangements for our Directors or Officers that would result from a change-in-control.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

DIRECTORS COMPENSATION

The members of our Board of Directors are not compensated for their services. The Board has not implemented a plan to award options to any Directors. There are no contractual arrangements with any member of the Board of Directors. We have no Director's service contracts in place.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, none of the following parties have, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

- The Officers and Directors;

- Any Person proposed as a nominee for election as a Director;

In November 23, 2016, Ping Zhou, our President and CEO, purchased 25,000,000 shares of common stock at $0.001 totaling $25,000 with $20,000 being paid in cash and $5,000 being recorded as a subscription receivable.

YXX Beijing: We receive office space at no consideration on a month-to-month basis from our Affiliate, YXX Beijing. YXX Beijing is a Chinese company in the business of providing intelligent environmental protection mobile laundry services. YXX Beijing is under common ownership and management, and was formed prior to Management’s decision to go public in the United States using the Nevada corporation.

- Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
- Any relative or spouse of any of the foregoing persons who have the same house as such person.

On November 23, 2016, we have issued an aggregate of 25,000,000 shares of our common stock to our sole Officer and Director for a purchase price of $0.001per share or for aggregate consideration of $25,000, with $20,000 being paid in cash and $5,000 being recorded as a subscription receivable. The shares were issued under Regulation S of the Securities Act of 1933.

Our business plan contemplates eventually entering into formal employment agreements with our Officers and Directors for their management services for set monthly consideration. However, we do not anticipate entering into such agreements until our cash flow from operations justifies such agreements.

We have not entered into any other transaction, nor are there any proposed transactions, in which our Officers and Directors, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our Officers and Directors may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On November 23, 2016, we issued an aggregate of 25,000,000 shares of our common stock to our sole Officer and Director for aggregate consideration of $25,000, with $20,000 being paid in cash and $5,000.00 being recorded as a subscription receivable.

The following table sets forth the information regarding the beneficial ownership of our common stock as of April 5, 2017 for our Officers and Directors. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by her, subject to applicable community property laws.

The percentage ownership information shown in the table below is calculated based on 25,000,000 shares of our common stock issued and outstanding as of April 5, 2017. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

All figures in this table assume the issuance and subsequent disposition of all shares. As represented to us by the Selling Shareholders, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers. The percentage in the column “Percentage of Share Owned Before Offering” was calculated by dividing the total number of shares owned prior to offering by the total issued and outstanding number of shares prior to the offering equivalent to 25,000,000shares as of April 5, 2017.

	No. of	No. of	Percentage of	Percentage of
Name and Address	Common Stock	Common Stock	Ownership	Ownership
of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering

Ping Zhou	25,000,000	25,000,000	100%	96%
Officers and Directors (1 person)			100%	96%

The address for each person listed in the table above is YI XI XIN, INC., 28 Xibahe Xili, Building B-30A, Chaoyang, Beijing, China 100028.

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our Directors, Officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission's opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

MANAGEMENT'S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this Prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this Prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our cash balance was $0as of January 31, 2017. We have been utilizing funds received from our Officers and Directors in the form of loans and the purchase of shares. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing, for which we currently don't have any arrangements. We do not currently have an office in the United States but our address for service of process in Nevada is 1805 N. Carson Street, Suite X Carson City, NV 89701. Our principal executive office is located at 28 Xibahe Xili, Building B-30A, Chaoyang, Beijing, China 100028.

We generated revenues of $0 up to January 31, 2017.

In order to fund our planned operations, we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand our proposed operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We are an "emerging growth company" as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to: not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have taken advantage of the extended transition period provided by Section 107 of the JOBS Act and that the election is irrevocable.

RESULTS OF OPERATIONS FROM INCEPTION ON NOVEMBER 22, 2016 TO JANUARY 31, 2017

From inception to January 31, 2017, our operating expenses were comprised of general and administrative expenses of $20,000.

We generated revenue of $0 through January 31, 2017.

We anticipate a substantial increase in our legal and accounting fees over the course of the next 12 months as a result of becoming a reporting company with the SEC up to $30,000.

Since inception, we sold 25,000,000 shares of common stock to our sole Officer and Director for $25,000, with $20,000 being paid in cash and $5,000 being recorded as a subscription receivable.

ACTIVITIES TO DATE

A substantial portion of our activities to date has involved developing our business plan and beta testing our technology. Our President has also developed Plan of Operations. We have established the company office and provided information sessions and consulting about our services to prospective customers.

PLAN OF OPERATIONS

Over the next twelve months, the Company has the following primary goals, in order of priority:

We anticipate that our legal and accounting fees will increase to $30,000 over the next 12 months as a result of becoming a reporting company with the SEC.

Plan of Operations

The Company’s president and sole stockholder owns 4 invention and 12 utility model patents related to the Intelligent environmental protection laundry station which is a true sense of intelligent water-saving laundry equipment system, with pollution-free, intelligent ecological cycle characteristics, with large capacity refrigeration unit, noise reduction, fire, separated Heat treatment, hydraulic support dynamic balance shock device, the laundry liquid, laundry additives distillation, purification, filtration, decomposition, ecological recycling and re-use.

Our technology can be completed in 80 minutes to wash, eliminate, iron, the entire laundry process, subvert 30 years of traditional laundry mode, improve the environment, reduce emissions and pollution. The Company is planning to make investment building the multi-function mobile washing machine in China near living communities, schools, hotels, and major airports. The Company is planning to establish strategic cooperative relations, use a variety of promotional activities to attract customer resources concessions, so as to generate profit for eco-laundry workstations.

Capital is the first driving force of economic activities, sustained driving force. In the process of development, in order to quickly capture the market to expand the scale of production and operation, we must invest a lot of money; the second to help the new and continuous technological innovation, improve the transformation of scientific and technological achievements, must have sufficient financial support, can effectively improve the enterprise Of the market competitiveness, enhance the source of enterprise development, grasp the initiative and survival of enterprises initiative. The Company is planning to raise capital to fund the operation and growth of business.

Technologies and Patents

The Company’s president owns a patent in for the Intelligent multi-function mobile washing machine. The Patent License Agreement attached to the Registration Statement as Exhibit 10.2 herein provides the Company with the right to market Chinese Patent No. Zl20152051857.2 (the “Licensed Patent”) for a period of Five (5) Years beginning on January 1, 2017.

The Licensed Patent is comprised of a vehicle body and an overhead air conditioner, wherein the vehicle body comprises a cabinet, a toilet, a folding table, a folding ironing board and a window, the cabinet A power generating unit is composed of a fuel tank, a generator and a battery; the toilet is arranged on the right side of the cabinet; a fire safety door is arranged on the right side of the front part; the folding table and the folding And the upper side of the collapsible table is provided with a window; the intermediate compartment is provided between the vehicle head and the rear end; And the overhead air conditioner is arranged on the top of the vehicle body; the intelligent multi-purpose mobile washing machine has the characteristics of anhydrous laundry, laundry ironing, sterilization of children's clothing bedding, and repairing the clothes And the maintenance of clothing function, it is worth promoting.

Market

We will target the market in China. Enterprise B-side users plus personal C-side user laundry market outlook for the 5500 ~ 600 billion / year, our market is mainly second-tier cities in China, the target users about 96.75 million people, the annual laundry consumption of 74.7 billion.

Sales Plan

The project marketing team will actively explore the channels, and living communities, schools, hotels, and major airports to establish strategic cooperative relations, the use of a variety of promotional activities to attract customer resources concessions, so as to generate profit for eco-laundry workstations. At the same time for the living community, schools, hotels, restaurants and major airports advertising and other promotional, training a large number of potential consumers, to create more economic benefits.

Upstream cooperation channels, the company has to do business with the gene, the service of the world's top 500 enterprises nearly 1,000, with a large number of strong customer resources, to carry out the project to provide the basis of B-side customer support; laundry business and garment business to achieve resource exchange, Create more derivative value.

Equipment & Tools

Key Metrics

Financing

Use of Funds

Sources of Funds

YXX is self-funded. The sole Officer and Director of the Company invested a total of $20,000.00 in cash to fund the Company in November 2016.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2017, the Company had $0 cash and liabilities of $0. The Company has a cash balance of $0 and thus no available capital reserves. Without raising capital through this Offering, the Company will be unable to remain operational for at least a year.

Since inception, we have sold 25,000,000 shares of common stocks to our sole Officer and Director, at a price of $0.001 per share, for aggregate amount of $25,000, with $20,000 being paid in cash and $5,000 being recorded as a subscription receivable.

LIMITED OPERATING HISTORY

We have no historical financial information upon which to base an evaluation of our performance. We are in a start-up operation stages and have generated revenues of $0. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus. For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Nevada General Corporation Law requires to indemnify Officers and Directors for any expenses incurred by any Officer or Director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such Officer or Director because of his or her status as an Officer or Director, to the extent that the Director or Officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an Officer or Director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such Officer or Director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested Directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of Directors consisting of disinterested Directors, or by independent legal counsel in a written opinion if a quorum of disinterested Directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a Director or Officer if a final adjudication establishes that the Officer's or Director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an Officer or Director to apply to the court for approval of indemnification even if the Officer or Director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of Directors is not permitted for the unlawful payment of distributions, except for those Directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our Directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the internet (http://www.sec.gov).

YXX INC.

INDEX TO FINANCIAL STATEMENTS

JANUARY 31, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Yi Xi Xin, Inc.

28 Xibahe Xili,Building B-30A,
Chaoyang, Beijing, China 100028

We have audited the accompanying balance sheets of Yi Xi Xin, Inc. (the “Company”) as of January 31, 2017 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from November 22, 2016 (Inception) to January 31, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2017 and the results of its operations and its cash flows for the period from November 22, 2016 (Inception) to January 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California

March 31, 2017

YI XI XIN, INC.

BALANCE SHEET

JANUARY 31, 2017

Assets
Current Assets	$—

Total assets	$—

Liabilities and Stockholder's Equity

Current Liabilities	$—

Total current liabilities	$—

Stockholder's Equity

Common stock, $0.001 par value, 75,000,000 shares authorized, 25,000,000 shares issued and outstanding	25,000
Additional paid-in capital	—
Subscription receivable	(5,000)
Accumulated deficit	(20,000)
Total stockholder's equity	—

Total liabilities and stockholder's equity	$—

The accompanying notes are an integral party of these financial statements

YI XI XIN, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2016) TO JANUARY 31, 2017

Revenue	$—

Operating Expenses
General and administrative	20,000

Total operating expenses	20,000

Net loss before income taxes	(20,000)

Income tax provision	—

Net Loss	$(20,000)

Weighted average number of shares outstanding - basic and diluted	25,000,000

Earning per share -basic and diluted	$(0.00)

The accompanying notes are an integral party of these financial statements

YI XI XIN, INC.

STATEMENT OF STOCKHOLDER'S EQUITY

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2016) TO JANUARY 31, 2017

			Additional
	Common Stock		Paid-In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total
Balance at inception, November 22, 2016	—	$—	$—	$—	$—	$—
Shares issued issued to founder at $0.001 per share	25,000,000	25,000	—	(5,000)	—	20,000
Net loss for the period	—	—	—	—	(20,000)	(20,000)
Balance - January 31, 2017	25,000,000	$25,000	$—	$(5,000)	$(20,000)	$—

The accompanying notes are an integral party of these financial statements

YI XI XIN, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2016) TO JANUARY 31, 2017

Cash Flows from Operating Activities:
Net loss	$(20,000)
Adjustments to reconcile net loss to net cash used in operating activities	—
Net cash used in operating activities	(20,000)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	20,000
Net cash provided by financing activities	20,000

Net change in cash	—
Cash at beginning of period	—
Cash at end of period	$—

The accompanying notes are an integral party of these financial statements

YI XI XIN, INC.

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Yi xi Xin, Inc. (the “Company”) was incorporated in the State of Nevada on November 22, 2016. The Company is in the development stage, and was formed in order to market the Patent per Patent License which provides the Company with the right to market Chinese Patent No. Zl20152051857.2 (the “Licensed Patent”) for a period of Five (5) Years beginning on January 1, 2017.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

YI XI XIN, INC.

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of January 31, 2017, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which  defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

YI XI XIN, INC.

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained a net loss of $20,000 for the period from inception (November 22, 2016) to January 31, 2017. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to January 31, 2017 to the Company’s effective tax rate is as follows:

Income tax expense at statutory rate	$(6,800)
Change in valuation allowance	6,800
Income tax expense	$ -)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2014 are as follows:

Net Operating Loss	$6,800
Valuation allowance	(6,800)
Net deferred tax asset	$ -)

The Company has approximately $20,000 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

YI XI XIN, INC.

NOTES TO FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 5 – STOCKHOLDER’S EQUITY

Since inception (November 22, 2016), the company has issued 25,000,000 shares of common stock to its founder for $0.001 per share. $20,000 was received from the founder. The unpaid balance of $5,000 was recorded as subscription receivable in stockholder’s equity.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 31, 2017, the date these financial statement were available to be issued and determined that there were no subsequent requires recognition or disclosure to the financial statements.

Until _________________, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

YI XI XIN, INC.

1,000,000 SHARES OF COMMON STOCK

PROSPECTUS

PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering (assuming all shares are sold) are as follows:

SEC Registration Fee	$13
Auditor Fees	$5,000
Legal Fees	$15,000
EDGAR Fees	$1,000
Transfer Agent Fees	$1,000

TOTAL	$22,013

(1) All amounts are estimates, other than the SEC's registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

YI XI XIN, INC.'s Bylaws allow for the indemnification of the Officer and/or Director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the Director, Officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a Director, Officer and/or person controlling YI XI XIN, INC., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities to our Affiliate Officer and Director listed below that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Ping Zhou		25,000,000	$20,000.00

	Total Non Affiliate	____________________	$0

*Affiliate who purchased shares via Stock Purchase Agreement at $0.001, with the balance of $5,000.00 being recorded as a subscription receivable. The address for Ping Zhou is 28 Xibahe Xili, Building B-30A, Chaoyang, Beijing, China 100028. We issued the foregoing restricted shares of common stock to our Officer and Director pursuant to Regulation S of the Securities Act of 1933, as she is a Non US Persons living in China. Our President is a sophisticated investor, an Officer and Director, andin possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

EXHIBITS

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Matheau J. W. Stout, Esq.
10.1	Form of Subscription Agreement
10.2	License Agreement of Intellectual Property from YXX CHINA to Company
23.1	Consent of Anton & Chia
23.2	Consent of Matheau J. W. Stout, Esq.(contained in exhibit 5.1)

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 383(b) (ss.230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our Directors, Officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, Officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sydney, China on April 24, 2017.

YI XI XIN, INC.

By:	/s/ Ping Zhou
Name:	Ping Zhou
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Ping Zhou	Chief Executive Officer	April 24, 2017
Ping Zhou	(Principal Executive Officer
and Director)

/s/ Ping Zhou	Chief Financial Officer	April 24, 2017
Ping Zhou	(Principal Accounting and Financial
Officer and Director)